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                                                                  EXHIBIT (i)(1)

               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]




                                October 7, 1994





The Explorer Institutional Trust
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

         Re:     The Explorer Institutional Enhanced Bench-
                 mark Fund, a sub-trust of The Explorer In-
                 stitutional Trust -- Initial Registration
                 Statement on Form N-1A
                 ------------------------------------------
Ladies and Gentlemen:

        We have acted as special counsel to The Explorer Institutional Trust (the "Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (a "Massachusetts Business Trust"), in connection with the preparation of the above-referenced Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), to be filed by the Trust with the Securities and Exchange Commission (the "Commission") on October 7, 1994. The Registration Statement relates to the registration under the 1933 Act of an indefinite number of shares of beneficial interest, without par value (the "Shares"), of The Explorer Institutional Enhanced Benchmark Fund (the "Fund"), a separate series of the Trust.

        We understand that the Shares will be sold pursuant to a distribution agreement to be entered into between the Trust, on behalf of the Fund, and Van Kampen Merritt Inc. (the "Distribution Agreement").


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The Explorer Institutional Trust
October 7, 1994
Page 2

        This opinion is delivered in accordance with the requirements of Item 24(b)(10) of Form N-1A under the 1933 Act and the Investment Company Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Declaration of Trust and By-Laws of the Trust (the "Declaration of Trust" and "By-Laws", respectively), (iii) the designation of sub-trust with respect to the Fund, (iv) copies of the resolutions adopted by the initial Board of Trustees of the Trust relating to the organization of the Trust and the Fund, the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (v) the form of Distribution Agreement, which is included as an exhibit to the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also assumed that the Distribution Agreement, when executed and delivered by the parties thereto, will be in the form reviewed by us in connection with this opinion. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

        Members of our firm are admitted to the practice of law in the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

        Pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts Business Trust may, in certain circumstances, be assessed or held personally


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The Explorer Institutional Trust
October 7, 1994
Page 3

liable as partners for the obligations of such Massachusetts Business Trust. Even if the Trust were held to be a partnership, however, the possibility of the holders of common shares of beneficial interest of the Trust, including the Shares, incurring personal liability for financial losses of the Trust appears remote because (i) Article V, Section 5.1 of the Declaration of Trust contains an express disclaimer of liability for holders of common shares of beneficial interest of the Trust, including the Shares, for the obligations of the Trust and provides that the Trust shall indemnify and hold each holder of common shares of beneficial interest of the Trust harmless from and against all claims and liabilities to which such holder may become subject by reason of his being or having been a holder of common shares of beneficial interest of the Trust and
(ii) Article V, Section 5.5 of the Declaration of Trust requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, common share of beneficial interest or other security of the Trust or undertaking made or issued by the trustees of the Trust.

        Based upon and subject to the foregoing and to the statements set forth above with respect to the liability of a shareholder of a Massachusetts Business Trust, we are of the opinion that when (i) the Registration Statement (and any Pre- or Post-Effective Amendments to the Registration Statement relating to the commencement of the public offering of the Shares) shall have become effective under the 1933 Act, (ii) resolutions relating to the organization of the Trust and the Fund, the authorization issuance and sale of the Shares, the filing of the Registration Statement, the execution and delivery of the Distribution Agreement and related matters have been duly adopted by a Board of Trustees of the Trust the composition of which complies with the Investment Company Act,
(iii) the Distribution Agreement is duly executed and delivered by the Trust and the other respective parties thereto and (iv) certificates representing the Shares are duly executed, countersigned, registered and duly delivered and paid for in accordance with the Distribution Agreement, the Shares will be


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The Explorer Institutional Trust
October 7, 1994
Page 4

validly issued, fully paid and, except as set forth in Article III, Section 3.8 of the Declaration of Trust, nonassessable.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 10(viii) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                      ----------------------------------------
                                      Skadden, Arps, Slate, Meagher & Flom